UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2022 (October 11, 2022)

ENTERPRISE BANCORP, INC.
(Exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell,	Massachusetts	01852
(Address of principal executive offices)		(Zip Code)

(978)459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EBTC	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 11, 2022, Mr. Luis M. Pedroso, a director of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank & Trust Company (the “Bank”), notified the Boards of Directors of the Company and the Bank of his decision to retire from the Boards of Directors of the Company and the Bank due to health issues. On October 13, 2022, the Boards of Directors of the Company and the Bank voted to accept the voluntary resignation of Mr. Pedroso, effective immediately.

Mr. Pedroso served as a member of the Boards of Directors of the Company and the Bank since 2014 and was a member of the class of directors whose term expires at the 2025 annual shareholder meeting. During his tenure, Mr. Pedroso served as the Assistant Secretary of the Company and the Bank and most recently served as a member of the Audit Committee of the Company and the Bank, and the Enterprise Wealth Management and Technology and Information Security Committees of the Bank. Mr. Pedroso’s resignation did not relate to any disagreement on matters related to the Company’s operations, policies or practices or any other matter, and Mr. Pedroso was not aware of any deficiencies in financial or operating controls at the time of his resignation.

The Company and the Bank are deeply appreciative of Mr. Pedroso for his years of dedicated service and contributions to the Company and the Bank.

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: October 14, 2022	By:	/s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Treasurer and Chief Financial Officer